November  14, 2013

PRESS RELEASE

Century Casinos, Inc. Announces Third Quarter 2013 Results

Colorado Springs, Colorado – November  14, 2013 – Century Casinos, Inc. (NASDAQ Capital Market® and Vienna Stock Exchange: CNTY) today announced its financial results for the three and nine months ended September 30, 2013.

Third Quarter 2013 Highlights*

•	Net operating revenue was $28.8 million, a 54% increase compared to the three months ended September 30, 2012.
•	Adjusted EBITDA** was $3.3 million, a 19% increase from the three months ended September 30, 2012.
•	Net earnings were $1.1 million, a 10% decrease from the three months ended September 30, 2012.
•	Earnings per share were $0.04, a 20% decrease from the three months ended September 30, 2012.

The period over period increases in net operating revenue and Adjusted EBITDA relate primarily to the inclusion of operating results from Casinos Poland, Ltd. (CPL) in the second quarter of 2013. In April 2013, the Company completed the purchase of an additional 33.3% ownership interest in CPL. The Company now owns a 66.6% ownership interest in CPL and consolidates CPL financial information as a majority-owned subsidiary for which the Company has a controlling financial interest. Prior to the acquisition of this additional interest in CPL, the Company owned 33.3% of CPL and accounted for the CPL ownership interest as an equity investment.

The period over period increases relate primarily to the inclusion of operating results from Casinos Poland, Ltd. (CPL) in the second quarter of 2013. In April 2013, the Company completed the purchase of an additional 33.3% ownership interest in CPL. The Company now owns a 66.6% ownership interest in CPL and consolidates CPL financial information as a majority-owned subsidiary for which the Company has a controlling financial interest. Prior to the acquisition of this additional interest in CPL, the Company owned 33.3% of CPL and accounted for the CPL ownership interest as an equity investment.

	For the Three Months			For the Nine Months
Amounts in thousands, except per share data	Ended September 30,			Ended September 30,
Consolidated Results:	2013	2012	% Change	2013	2012	% Change
Net operating revenue	$ 28,826	$ 18,723	54%	$ 75,164	$ 54,082	39%
Earnings from operations	1,370	1,615	(15%)	5,499	4,882	13%
Net earnings	1,073	1,186	(10%)	6,392	3,467	84%

Adjusted EBITDA**	$ 3,339	$ 2,795	19%	$ 14,588	$ 8,440	73%

Earnings per share:
Basic	$ 0.04	$ 0.05	(20%)	$ 0.26	$ 0.14	86%
Diluted	$ 0.04	$ 0.05	(20%)	$ 0.26	$ 0.14	86%
Weighted average common shares:
Basic	24,249	24,117		24,334	24,117
Diluted	24,413	24,140		24,464	24,318

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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“We posted solid results in the third quarter, even though both our Colorado operations and our casino in Calgary were significantly impacted by severe floods in their feeder markets. We are also very excited about the progress we made with the racetrack and casino project in Calgary”, said Erwin Haitzmann and Peter Hoetzinger, Co Chief Executive Officers of Century Casinos.

Three Months and Nine Ended September 30, 2013 Results*

Net operating revenue increased by $10.1 million, or 54%,  and increased by $21.1 million, or 39% for the three and nine months ended September  30, 2013 compared to the three and nine months ended September  30, 2012.  Following is a summary of the changes in net operating revenue by property or category for the three and nine months ended September  30, 2013 compared to the three and nine months ended September 30, 2012:

	Net Operating Revenue
	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2013/2012		2013/2012
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$ 0.0	0%	$ 0.7	4%
Century Casino, Calgary	(0.4)	(18%)	(0.9)	(13%)
Century Casino & Hotel, Central City	(0.5)	(10%)	(0.7)	(5%)
Century Casino & Hotel, Cripple Creek	(0.1)	(2%)	0.0	0%
Casinos Poland	11.1	100%	21.9	100%
Cruise Ships & Other	0.0	(2%)	0.1	2%
Total	$ 10.1	54%	$ 21.1	39%

Earnings from operations decreased by ($0.3) million, or (15%), and increased by $0.6 million, or 13% for the three and nine months ended September  30, 2013 compared to the three and nine months ended September  30, 2012.  Following is a summary of the changes in earnings from operations by property or category for the three and nine months ended September  30, 2013 compared to the three and nine months ended September 30, 2012:

	Earnings from Operations
	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2013/2012		2013/2012
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$ 0.2	11%	$ 0.9	18%
Century Casino, Calgary	0.2	57%	0.4	84%
Century Casino & Hotel, Central City	(0.2)	(30%)	(0.4)	(21%)
Century Casino & Hotel, Cripple Creek	(0.1)	(12%)	0.3	19%
Casinos Poland	(0.1)	(100%)	0.5	100%
Cruise Ships & Other	(0.1)	(35%)	0.0	5%
Corporate Other	(0.2)	(15%)	(1.1)	(31%)
Total	($0.3)	(15%)	$ 0.6	13%

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Net earnings decreased by ($0.1) million, or (10%), and increased by $2.9 million, or 84% for the three and nine months ended September  30, 2013 compared to the three and nine months ended September  30, 2012.  Following is a summary of the changes in net earnings by property or category for the three and nine months ended September 30, 2013 compared to the three and nine months ended September  30, 2012:

	Net Earnings
	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2013/2012		2013/2012
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$ 0.2	15%	$ 1.0	31%
Century Casino, Calgary	0.2	56%	$ 0.5	98%
Century Casino & Hotel, Central City	(0.2)	(30%)	(0.3)	(21%)
Century Casino & Hotel, Cripple Creek	0.0	(12%)	0.2	19%
Casinos Poland	0.0	100%	0.4	100%
Cruise Ships & Other	(0.0)	(37%)	0.0	4.7%
Corporate Other	(0.3)	(43%)	1.1	59%
Total	($0.1)	(10%)	$ 2.9	84%

Items deducted from or added to earnings from operations to arrive at net earnings include gain on business combination related to the acquisition of the additional ownership interest in CPL,  interest income, interest expense, gains on foreign currency transactions, income tax expense and non-controlling interest.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Property and Category Results (in thousands)

The following are property and category results for net operating revenue and Adjusted EBITDA.

	Net Operating Revenue			Adjusted EBITDA**			Net Operating Revenue			Adjusted EBITDA**
	For the Three Months		%	For the Three Months		%	For the Nine Months		%	For the Nine Months		%
	Ended September 30,		Change	Ended September 30,		Change	Ended September 30,		Change	Ended September 30,		Change
	2013	2012		2013	2012		2013	2012		2013	2012
Century Casino & Hotel, Edmonton	$ 6,095	$ 6,091	0%	$ 2,137	$ 1,958	9%	$ 18,756	$ 18,035	4%	$ 6,757	$ 5,817	16%
Century Casino, Calgary	1,928	2,337	(18%)	41	(213)	119%	6,392	7,336	(13%)	603	69	774%
Century Casino & Hotel, Central City	4,559	5,057	(10%)	937	1,202	(22%)	13,416	14,147	(5%)	2,662	3,160	(16%)
Century Casino & Hotel, Cripple Creek	3,311	3,377	(2%)	776	860	(10%)	9,374	9,406	(0%)	2,339	2,121	10%
Casinos Poland	11,115	0	100%	734	0	100%	21,985	0	100%	1,875	0	100%
Cruise Ships & Other	1,818	1,861	(2%)	247	313	(21%)	5,241	5,158	2%	798	773	3%
Corporate	0	0	0%	(1,533)	(1,325)	16%	0	0	0%	(446)	(3,500)	(87%)
Consolidated	$ 28,826	$ 18,723	54%	$ 3,339	$ 2,795	19%	$ 75,164	$ 54,082	39%	$ 14,588	$ 8,440	73%

Balance Sheet and Liquidity

As of September 30, 2013, the Company had $30.4 million in cash and cash equivalents and $16.0 million in outstanding debt on its balance sheet compared to $24.7 million in cash and cash equivalents and $3.6 million in debt obligations at December 31, 2012. On February 21, 2013, the Company borrowed an additional $7.3 million from its Bank of Montreal credit agreement to pay for the additional 33.3% investment in CPL, which closed on April 8, 2013. The credit agreement has a term of five years and is guaranteed by the Company. Once repaid, these amounts cannot be reborrowed. As of September 30, 2013, the Company had approximately $14.9 million available for borrowing under the credit agreement. In addition, the Company had $6.2 million in outstanding debt related to CPL as of September 30, 2013.

Conference Call Information

Today the Company will post a copy of the Form 10-Q filed with the SEC for the quarter ended September 30, 2013 on its website at http://corporate.cnty.com/investor-relations/sec-filings.

Century Casinos will host its third quarter 2013 earnings conference call today at 7:00 am MDT; 3:00 pm CET, respectively. U.S. domestic participants should dial 1-888-203-7667. For all other international participants, please use 719-234-0008 to dial-in.  Participants may also listen to the call live or obtain a recording of the call on the Company’s website until November 30, 2013 at http://corporate.cnty.com/investor-relations/sec-filings.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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(continued)

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Amounts in thousands, except for per share information	2013	2012	2013	2012
Operating revenue:
Gaming	$ 26,758	$ 16,778	$ 68,603	$ 47,746
Hotel, bowling, food and beverage	3,141	3,189	9,554	9,645
Other	923	1,041	2,802	3,086
Gross revenue	30,822	21,008	80,959	60,477
Less: Promotional allowances	(1,996)	(2,285)	(5,795)	(6,395)
Net operating revenue	28,826	18,723	75,164	54,082
Operating costs and expenses:
Gaming	13,959	7,954	34,401	22,645
Hotel, bowling, food and beverage	2,691	2,534	7,787	7,391
General and administrative	9,121	5,385	22,678	16,010
Depreciation and amortization	1,685	1,178	4,671	3,535
Total operating costs and expenses	27,456	17,051	69,537	49,581
Earnings from equity investment	0	(57)	(128)	381
Earnings from operations	1,370	1,615	5,499	4,882
Non-operating income (expense):
Gain on business combination	0	0	2,074	0
Interest income	7	7	18	36
Interest expense	(206)	(57)	(550)	(600)
Gains on foreign currency transactions and other	66	(36)	234	(19)
Non-operating income (expense), net	(133)	(86)	1,776	(583)
Earnings before income taxes and non-controlling interest	1,237	1,529	7,275	4,299
Income tax provision	132	343	685	832
Net earnings	1,105	1,186	6,590	3,467
Less: Net earnings attributable to non-controlling interest	32	0	198	0
Net earnings attributable to Century Casinos, Inc. shareholders	$ 1,073	$ 1,186	$ 6,392	$ 3,467

Earnings per share attributable to Century Casinos, Inc.:
Basic	$ 0.04	$ 0.05	$ 0.26	$ 0.14
Diluted	$ 0.04	$ 0.05	$ 0.26	$ 0.14

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CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
	September 30,	December 31,
	2013	2012
Assets
Current assets	$ 33,333	$ 26,535
Property and equipment, net	113,726	99,526
Other assets	22,283	11,275
Total assets	$ 169,342	$ 137,336

Liabilities and Shareholders’ Equity
Current liabilities	$ 27,205	$ 13,071
Non-current liabilities	13,591	6,109
Shareholders’ equity	128,546	118,156
Total liabilities and shareholders’ equity	$ 169,342	$ 137,336

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Adjusted EBITDA Margins * by Property or Category (Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012
Century Casino & Hotel, Edmonton	35%	32%	36%	32%
Century Casino, Calgary	2%	(9%)	9%	1%
Century Casino & Hotel, Central City	21%	24%	20%	22%
Century Casino & Hotel, Cripple Creek	23%	25%	25%	23%
Casinos Poland	7%	0%	9%	0%
Cruise Ships & Other	14%	17%	15%	15%
Consolidated Adjusted EBITDA Margin	12%	15%	19%	16%

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the three months ended September 30, 2013

Amounts in thousands

	Three Months Ended September 30, 2013
	Edmonton	Calgary	Central City	Cripple Creek	Casinos Poland	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$ 1,296	($177)	$ 385	$ 330	$ 62	$ 125	($948)	$ 1,073
Interest income	0	0	0	0	(1)	0	(6)	(7)
Interest expense	114	0	0	1	88	0	3	206
Income taxes (benefit)	464	(10)	237	203	(174)	17	(605)	132
Depreciation and amortization	258	228	315	242	512	101	29	1,685
Non-controlling interest	0	0	0	0	32	0	0	32
Non-cash stock based compensation	0	0	0	0	0	0	1	1
Foreign currency losses (gains)	5	0	0	0	(64)	0	(7)	(66)
(Gain) loss on disposition of fixed assets	0	0	0	0	279	4	0	283
Adjusted EBITDA*	$ 2,137	$ 41	$ 937	$ 776	$ 734	$ 247	($1,533)	$ 3,339

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category (Unaudited)

For the three months ended September 30, 2012

Amounts in thousands

	Three Months Ended September 30, 2012
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$ 1,127	($399)	$ 550	$ 375	$ 198	($665)	$ 1,186
Interest income	(3)	(1)	0	0	0	(3)	(7)
Interest expense	57	0	0	0	0	0	57
Income taxes (benefit)	485	(50)	336	230	20	(678)	343
Depreciation and amortization	260	217	319	255	96	31	1,178
Non-cash stock based compensation	0	0	0	0	0	2	2
Foreign currency losses (gains)	30	19	0	0	(1)	(12)	36
(Gain) loss on disposition of fixed assets	2	1	(3)	0	0	0	0
Adjusted EBITDA*	$ 1,958	($213)	$ 1,202	$ 860	$ 313	($1,325)	$ 2,795

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the nine months ended September 30, 2013

Amounts in thousands

	Nine Months Ended September 30, 2013
	Edmonton	Calgary	Central City	Cripple Creek	Casinos Poland	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$ 4,312	($9)	$ 1,048	$ 1,005	$ 395	$ 433	($792)	$ 6,392
Interest income	0	0	0	0	(2)	0	(16)	(18)
Interest expense	325	0	0	2	226	(3)	0	550
Income taxes (benefit)	1,362	(75)	642	615	(186)	59	(1,732)	685
Depreciation and amortization	775	691	977	717	1,119	302	90	4,671
Non-controlling interest	0	0	0	0	198	0	0	198
Non-cash stock based compensation	0	0	0	0	0	0	4	4
Foreign currency (gains) losses	(17)	(4)	0	0	(138)	(1)	(74)	(234)
(Gain) loss on disposition of fixed assets	0	0	(5)	0	263	8	0	266
Gain on business combination	0	0	0	0	0	0	2,074	2,074
Adjusted EBITDA*	$ 6,757	$ 603	$ 2,662	$ 2,339	$ 1,875	$ 798	($446)	$ 14,588

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the nine months ended September 30, 2012

Amounts in thousands

	Nine Months Ended September 30, 2012
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$ 3,281	($486)	$ 1,323	$ 844	$ 420	($1,915)	$ 3,467
Interest income	(12)	(1)	0	0	0	(23)	(36)
Interest expense	598	0	0	0	0	2	600
Income taxes (benefit)	1,178	(80)	812	517	44	(1,639)	832
Depreciation and amortization	746	631	1,021	760	291	86	3,535
Non-cash stock based compensation	0	0	0	0	0	0	0
Foreign currency losses (gains)	24	4	0	0	2	(11)	19
(Gain) loss on disposition of fixed assets	2	1	4	0	16	0	23
Adjusted EBITDA*	$ 5,817	$ 69	$ 3,160	$ 2,121	$ 773	($3,500)	$ 8,440

*  The Company defines Adjusted EBITDA as net earnings (loss) before interest, income taxes (benefit), depreciation, amortization, pre-opening expenses, non-cash stock based compensation charges, asset impairment costs, (gains) losses on disposition of fixed assets, discontinued operations, realized foreign currency (gains) losses, gain on business combination and certain other one-time items. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings and Adjusted EBITDA reported for each property. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under accounting principles generally accepted in the United States of America (“US GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of its properties and the Company. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue, and the often high cost of acquiring existing operations. EBITDA (Earnings before interest, taxes, depreciation and amortization) is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) above.

**  The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary, Alberta, Canada. The Company also operates casinos aboard twelve luxury cruise vessels (Regatta, Nautica, Marina, Riviera, Mein Schiff 1, Mein Schiff 2, Wind Surf, Wind Star, Wind Spirit, Seven Seas Voyager, Seven Seas Mariner and Seven Seas Navigator). Through its Austrian subsidiary, Century Casinos Europe GmbH, the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of nine casinos in Poland. The Company also manages the operations of the casino at the Radisson Aruba Resort, Casino & Spa in Aruba, Caribbean. Century Casinos, Inc. continues to pursue other international projects in various stages of development.

For more information about Century Casinos, visit our website at www.centurycasinos.com. Century Casinos’ common stock trades on The NASDAQ Capital Market® and the Vienna Stock Exchange under the symbol CNTY.

This release may contain “forward-looking statements” within the meaning of Section 27A of the Security Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations (including results for Casinos Poland, Ltd.),  operating efficiencies, synergies and operational performance, economic improvements in 2013, debt repayment and plans for our casinos and our Company.  Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 30, 2012. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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